Exhibit 4.21

Execution Copy

SECOND SUPPLEMENTAL INDENTURE

among

CARRIZO OIL & GAS, INC.,

CARRIZO (MARCELLUS) LLC,

CARRIZO MARCELLUS HOLDING INC.,

CHAMA PIPELINE HOLDING LLC,

PECOS PIPELINE LLC,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

May 14, 2009

TABLE OF CONTENTS

ARTICLE ONE AGREEMENT TO BE BOUND		2

SECTION 101	Agreement to be Bound.	2

ARTICLE TWO MISCELLANEOUS PROVISIONS		3

SECTION 201	Integral Part.	3
SECTION 202	General Definitions.	3
SECTION 203	Adoption, Ratification and Confirmation.	3
SECTION 204	Counterparts.	3
SECTION 205	Governing Law.	3

CARRIZO OIL & GAS, INC.

SECOND SUPPLEMENTAL INDENTURE

THIS SECOND SUPPLEMENTAL INDENTURE, dated as of May 14, 2009 (the “Second Supplemental Indenture”), among Carrizo (Marcellus) LLC, a Delaware limited liability company (“Marcellus LLC”), Carrizo Marcellus Holding Inc., a Delaware corporation (“Marcellus Holding”), Chama Pipeline Holding LLC, a Delaware limited liability company (“Chama”), Pecos Pipeline LLC, a Delaware limited liability company (together with Marcellus LLC, Marcellus Holding and Chama, the “Potential New Guarantors”), Carrizo Oil and Gas, Inc., a Texas corporation (the “Company”), and Wells Fargo Bank, National Association (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain of its Subsidiaries and the Trustee heretofore executed and delivered an Indenture, dated as of May 28, 2008 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance from time to time of one or more series of the Company’s Securities;

WHEREAS, Section 9.01(4) of the Indenture permits the execution of supplemental indentures without the consent of any Holders to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the related Guarantees, if any;

NOW, THEREFORE:

In consideration of the premises provided for herein, the Potential New Guarantors, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

ARTICLE ONE

AGREEMENT TO BE BOUND

SECTION 101 Agreement to be Bound.

Each Potential New Guarantor hereby becomes a party to the Indenture as a Potential Subsidiary Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Potential Subsidiary Guarantor under the Indenture. Each Potential New Guarantor agrees to be bound by all of the provisions of the Indenture applicable to a Potential Subsidiary Guarantor and to perform all of the obligations and agreements of a Potential Subsidiary Guarantor under the Indenture.

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 201 Integral Part.

This Second Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 202 General Definitions.

For all purposes of this Second Supplemental Indenture:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

(b) the terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Second Supplemental Indenture.

SECTION 203 Adoption, Ratification and Confirmation.

The Indenture, as supplemented and amended by this Second Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

SECTION 204 Counterparts.

This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

SECTION 205 Governing Law.

THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

CARRIZO (MARCELLUS) LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CARRIZO MARCELLUS HOLDING INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CHAMA PIPELINE HOLDING LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

PECOS PIPELINE LLC

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President, Chief Financial Officer,
Secretary and Treasurer

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Patrick T. Giordano
Name:	Patrick T. Giordano
Title:	Vice President

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